[CIK]      0000914670
[NAME]     CORRECTIONAL SERVICES CORPORATION

                                AMENDMENT TWO
                                    TO THE
                        PAROLE AND MANDATORY FACILITY

                    MANAGEMENT AND OPERATIONS AGREEMENT
                                   BETWEEN
                   TEXAS DEPARTMENT OF CRIMINAL JUSTICE
                                     AND
                          ESMOR FORT WORTH, INC.

     This Amendment Two is to the Management and Operations Agreement between the Texas Department of Criminal Justice and Esmor Fort Worth, Inc. which began on May 1, 1994 and expires on August 31. 1998.

     The parties agree to the following changes in the contract:

     1. Page One, Witnesseth: this section shall be amended to modify the following language:

         WHEREAS, the DlVISION desires that CONTRACTOR provide a community corrections facility, with associated programs within the State of Texas for the housing, training, education, rehabilitation, and reformation of persons released on supervision pursuant to TEX. CODE CRIM. PRO. ANN. art. 42.18 (Vernon Supp. 1991-1992), and shall be capable of housing a maximum daily population generally not to exceed 125 persons, and CONTRACTOR desires to provide said facility. However, it is anticipated that the average population shall range from 50 to 80;

     2.  Article One shall be amended to include the following sections:

         1.2.11 Required Disclosures by CONTRACTOR.

             a. If any person who is an employee of, director of, or Subcontractor for CONTRACTOR is required to register as a lobbyist under Texas Government Code, Chapter 305, at any time during the period of this contract, CONTRACTOR shall provide to DEPARTMENT timely copies of all reports filed with the Texas Ethics Commission as required by Chapter 305.

             b. If any person who is an employee of, director of, or Subcontractor for CONTRACTOR is or becomes an elected official during the period of this contract, CONTRACTOR shall notify DEPARTMENT of that fact prior to execution of the contract or within ten days of the event, if the event causing the notification occurs during the period of the contract. For purposes of this section, "elected official" means a state legislator, a United States congressman or senator, or a member of the judiciary. For purposes of this section, a member of the judiciary means an individual who is elected and whose salary is paid pursuant to the Judiciary Article of The General Appropriations Act.

             c. CONTRACTOR shall not conduct any related party transaction without the knowledge and approval of the DEPARTMENT.

         1.2.12 Under Section 231.006, Family Code (relating to child support), the contractor certifies that the individual or business entity named in this agreement is not ineligible to receive the specified payment and acknowledges that this contract may be terminated and payment may be withheld if this certification is inaccurate.

     3. Article Two, Section 2.07(j) shall be amended to the following language:

         (j) CONTRACTOR shall have written policies and procedures for the prompt notification of the resident's next of kin in case of serious illness, surgery, injury, or death. CONTRACTOR shall comply with the DEPARTMENT'S policy regarding death of a resident. A death in the facility shall be immediately reported to the DEPARTMENT and to the proper local authorities.

     4.  Article Two, Section 2.09 shall include the following language:

        (d) In the event DEPARTMENT requires CONTRACTOR to transport a resident to or from a specific destination, in a county other than the county in which the facility is located, DEPARTMENT shall reimburse CONTRACTOR $.28/mile for mileage to and from the specified destination. Mileage reimbursement shall be based on "The Official State Mileage Guide". CONTRACTOR shall utilize a transportation log to include, at a minimum: Destination, Client name and number, purpose of trip, and beginning and ending mileage to each point, and shall attach said log to the monthly invoice each month to obtain reimbursement.

     5.  Article Two, Section 2.10 shall include the following language:

        (e) All funds abandoned in the facility by residents for a period of three (3) years shall be deposited with the office of the State Treasurer, no later than fifteen (15) days following the expiration of said period.

     6. Article Two, Section 2.1 1 (c) shall be amended to the following language:

        (c) Substance Abuse Program: The CONTRACTOR'S facility shall be staffed with a Substance Abuse Case Manager. Residents assessed as having a history of substance abuse shall be required to attend two hours of group substance abuse education per week. Additional attendance at AA/NA meetings shall be required according to their individual program plans. AA and NA meetings shall be held at the facility seven days a week.

     7. Article Two, Section 2.11 (e) shall be amended to the following language:

        (e) Attachment "An shall serve as approved program for all sex offenders (as defined by DEPARTMENT) assigned to the facility.

     8. Article Two, Section 2.14(a) shall be amended to include the following language:

        (a) The CONTRACTOR shall be required to complete a written client assessment for each resident for every level of service provided. Information utilized to complete the assessment shall include, but not be limited to, information received from resident interviews, case histories and special conditions.

     9. Article Two, Section 2.19 shall be amended to include the following language:

         Performance Outcome Measures

         CONTRACTOR shall comply with performance outcome measures and the measurement of such. CONTRACTOR shall report process measures by the 30th of the month following the end of each quarter. CONTRACTOR shall report final process measures and outcome measures by the 45th day after the end of each fiscal year of the contract period. CONTRACTOR shall utilize the following Performance Outcome Measures:

         GOAL 1: To assist each release to establish stable and adequate employment (or income maintenance, as appropriate) to provide the means for independent living and reduce the likelihood of recidivism.

             (1) Strategy: Provide initial assessment and develop a written Individual Program Plan based on identified needs.

                 Measure: 100% of residents have a written Individual Program Plan identifying needs developed within three working days of arrival.

             (2) Strategy: Provide employment services for residents identified as employable.

                 Measures: 95% of all residents will be referred to Project RIO.

                 75% of all employable residents will obtain full time employment (30 hrs./wk. or more) at or above minimum wage.

                 95% of residents will pay 25% of their gross salary and/or income to the facility to reduce state costs.

             (3) Strategy: Provide Life Skills training.

                 Measure: 95% of all residents will attend Life Skills classes for the duration of their stay.

         GOAL 2: To reduce anti-social behavior to enable releasees to become productive, contributing members of society.

             (1) Strategy: Provide substance abuse education classes.

                 Measure: 95% of residents referred will attend substance abuse education classes.

         GOAL 3: To facilitate releasees convicted of sexual offenses in a successful transition from confinement to an approved residence in the Tarrant County community or other approved area to reduce the likelihood of recidivism.

            (1 ) Strategy: To provide sex offender treatment services.

                 Measure: 100% of all sex offenders will attend the weekly sex offender treatment program.

    10.  Article Three, Section 3.01 shall include the following language:

         (d) CONTRACTOR shall comply with all procedures and guidelines as defined by DEPARTMENT as it relates to this Agreement.

         (e) CONTRACTOR shall have policy and procedure that prohibit kickbacks, referral fees, headhunter fees, bounties, etc. in all operations as it relates to this Agreement.

    11. Article Three, Section 3.04(h) shall be amended to the following language:

         (h) The CONTRACTOR shall use its best efforts to determine actual wages earned by residents. However, if the CONTRACTOR is unable to provide proof of the number of hours worked and wages earned by resident, the 25% credit to the State shall be calculated as 8 hours x current minimum wage.

    12. Article Three, Section 3.08 shall be amended to the following language and 3.08(e) and (f) shall be added:

        (d) CONTRACTOR shall not hire any employee on active parole or probation without prior approval of DEPARTMENT. CONTRACTOR shall provide DEPARTMENT with a current list of all employees including position title and whether or not the employee is currently on active parole and/or probation, at the beginning of the contract year, and upon each occurrence. CONTRACTOR shall notify DEPARTMENT within seventy-two (72) hours of an employees arrest. CONTRACTOR shall notify DEPARTMENT at least one (1) working day prior to the termination of the Facility Director or other key staff.

        (e) It is understood and agreed that from time to time a vacancy may occur in staff positions required by the staffing pattern. For purposes of this Agreement, a vacancy in a position to occurs when the employee assigned to that position has resigned, been terminated, is reassigned to another position or facility, and no other qualified person or employee is available to perform the duties of that position. A vacancy does not occur when an employee is temporarily absent due to vacation, sick leave, or other temporary leave condition. Any vacant position shall be filled as soon as possible by CONTRACTOR. CONTRACTOR shall notify DEPARTMENT's Contract Monitor in writing within three (3) working days after the date a position becomes vacant. CONTRACTOR shall fill the vacant position within thirty (30) days after the position becomes vacant. If a position remains vacant for more than thirty (30) days, the Approved Program Budget for the months during which the position remains vacant for more than thirty (30) days shall be reduced by an amount equal to the base salary of the position for each day on which such position is vacant for more than thirty (30) days. CONTRACTOR shall exercise due diligence to attempt to fill any vacant position within thirty (30) days after the date upon which the position becomes vacant. Due diligence is defined as that degree care ordinarily exercised by a reasonable and prudent person under the particular circumstance. In the event that CONTRACTOR determines that a position is likely to remain vacant longer than thirty (30) days, CONTRACTOR shall immediately notify the Authorized Representative of DEPARTMENT and DEPARTMENT's Contract Monitor of that fact and provide evidence that due diligence has been exercised. CONTRACTOR may, prior to the expiration of the thirty (30) day period, request that DEPARTMENT grant an extension of thirty (30) days. The request for extension shall include (i) evidence that CONTRACTOR has diligently advertised the vacant position, (ii) copies of all applications or resumes submitted for the vacancy, and (iii) a salary review demonstrating that the salary offered is commensurate with salaries offered for similar positions in the area. If, in the judgement of DEPARTMENT, CONTRACTOR has shown due diligence, DEPARTMENT shall grant a thirty (30) day extension. CONTRACTOR may request further extensions as necessary.

        (f) CONTRACTOR shall provide in service trainings on a quarterly basis to all facility staff and contractors that have contact with residents, such that the training will total at least 20 hours per year to ensure the efficient operation of the facility. In addition, CONTRACTOR shall provide training regarding multiple needs offenders, to include the oversight and monitoring of mentally impaired, mentally retarded, and sex offenders. Prior to the scheduled training, CONTRACTOR shall submit to the Contract Monitor, the proposed date(s) of training, staff positions to be trained, topics and synopsis of each, and the duration of the training. In the event scheduled programming for residents will not be available, CONTRACTOR shall submit proposed alternate programming to occur during the training period. The Contract Monitor shall review the proposal and approve or disapprove.

    13. Article Four, Section 4.01 shall delete 4.01(b) 2, 3, and 4, and amend 4.01(a) to include the following language:

         (a) The CONTRACTOR shall make available to the DIVISION during the contract term those services for a daily population generally not to exceed 125 residents as referred from the DIVISION.

    14. Article Four, Section 4.04(f) shall be amended to the following language and (j) through (n) shall be added:

        (f) The DIVISION agrees to pay CONTRACTOR $33.00 per DIVISION resident per day, less amount paid by the resident.

        (j) Services or expenditures submitted by CONTRACTOR that cannot be verified will be disallowed for reimbursement.

        (k) CONTRACTOR shall reimburse DEPARTMENT for free goods and services received which are included in the approved budget.

        (l) CONTRACTOR shall not transfer funds from one budget line to another without prior approval from DEPARTMENT.

        (m) Interfund or interprogram loans shall be approved by DEPARTMENT.

        (n) CONTRACTOR shall not use commissary funds for operational costs.

    15. Article Five, Section 5.02, second and third paragraphs shall be amended to the following language and the fourth and subsequent paragraphs shall be added.

         Upon default by the CONTRACTOR, an if an Event of Default continues following the 30th day after the CONTRACTOR has received written notice of default from the Division Director, and such thirty (30) day period has not been extended by DIVISION and the Division Director has convened the meeting with the CONTRACTOR, the DIVISION shall give ten (10) business days' written notice of its intention to deduct sums from the funds payable to CONTRACTOR. Written notice shall be given by certified mail as provided herein. Notice shall include statements as to what Events remain uncured and what specific actions are required to cure. If the additional ten (10) business day period has expired and the Event(s) of Default of the ten (10) business days, a sum of $125 (one (1) dollar per day per bed) may be deducted from funds payable to CONTRACTOR under this AGREEMENT as penalties until such Event(s) of Default are cured. The amount of per day penalty shall be determined by DIVISION and shall bear a demonstrated and reasonable relationship to the harm done by the default.

         CONTRACTOR shall have the right to appeal to the Director of Financial Services of the Texas Department of Criminal Justice the deduction of funds pursuant to this subsection.

         Upon the filing of the appeal, any and all accrual of penalties shall be tolled and shall be reinstituted only upon the Director's final denial of the appeal.

         CONTRACTOR shall have the right to appeal the deduction of funds, fiscal sanctions and/or termination of this AGREEMENT.

         CONTRACTOR shall file appeal through DEPARTMENT'S three (3) step process. CONTRACTOR shall not circumvent the process by forwarding an appeal to the next step until it has been addressed at the previous step.

        (a) First Step - Director of Specialized Supervision. CONTRACTOR has five (5) business days from the receipt of notice of deduction of funds, fiscal sanctions and/or termination of agreement to file the appeal to the Director of Specialized Supervision. The appeal shall be submitted via certified mail. CONTRACTORS may forward the grievance to the second step if they reject the First Step response.

         (b) Second Step - Director of Parole Division. CONTRACTOR has five (5) business days from the receipt of decision from the Director of Specialized Supervision of deduction of funds, fiscal sanctions and/or termination of agreement to file the appeal to the Director of Parole Division. The appeal shall be submitted via certified mail. CONTRACTORS may forward the grievance to the third step if they reject the Second Step response.

         (c) Third and Final Step - Director of Financial Services. CONTRACTOR has five (5) business days from the receipt of decision from the Director of Parole Division of deduction of funds, fiscal sanctions and/or termination of agreement to file the appeal to the Director of Financial Services.

          The decision of the Director of Financial Services is final.

    16.  This Amendment Two shall be effective as of the 1st day of April. 1997.

         All other terms and conditions of the Management and Operations Agreement not amended by this Amendment Two shall remain in full force and effect.

In Witness Whereof, the parties hereto have caused this Amendment Two to the Management and Operations Agreement to be duly executed by its authorized representatives on the respective dates set forth below.

Texas Department of Criminal Justice

by:  \s\ David McNutt                           August 22, 1997
                                                      Date
David McNutt
Director of Financial Services


Esmor Fort Worth Inc.

by:  \s\James F. Slattery                   Date
      President